SLM STUDENT LOAN TRUST 200__-__

ADMINISTRATION AGREEMENT

Dated as of __________, 200__

Among

SLM FUNDING LLC

SLM STUDENT LOAN TRUST 200__-__

____________________________,

as Eligible Lender Trustee

SALLIE MAE, INC.

and

____________________________,

as Indenture Trustee

TABLE OF CONTENTS

Dated as of ________,200__

ARTICLE I

Section 1.1

Definitions and Usage

2

ARTICLE II

Section 2.1

Duties with Respect to the Indenture

2

Section 2.2

Duties with Respect to the Issuer

4

Section 2.3

Establishment of Trust Accounts

5

Section 2.4

Collections; Collection Account

8

Section 2.5

Application of Collections

8

Section 2.6

Additional Deposits

9

Section 2.7

Distributions

9

Section 2.8

Priority of Distributions

10

Section 2.9

Reserve Account

12

Section 2.10

Investment Earnings; Other Trust Accounts

13

Section 2.11

Statements to Excess Distribution Certificateholder and Noteholders

14

Section 2.12

Non-Ministerial Matters

16

Section 2.13

Exceptions

16

Section 2.14

Compensation

16

Section 2.15

Servicer and Administrator Expenses

17

ARTICLE III

Section 3.1

Administrator’s Certificate; Servicer’s Report

17

Section 3.2

Annual Statement as to Compliance; Notice of Default; Financial

Statements

18

Section 3.3

Annual Independent Certified Public Accountants’ Report

19

ARTICLE IV

Section 4.1

Representations of Administrator

19

Section 4.2

Liability of Administrator; Indemnities

20

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of

Adminstrator

22

Section 4.4

Limitation on Liability of Administrator and Others

23

Section 4.5

Administrator May Own Certificates or Notes

23

Section 4.6

Sallie Mae, Inc. Not to Resign as Administrator

24

Section 4.7

Privacy and Security Provisions

24

ARTICLE V

Section 5.1

Administrator Default

25

Section 5.2

Appointment of Successor

26

Section 5.3

Notification to Noteholders and Certificateholder

27

Section 5.4

Waiver of Past Defaults

27

ARTICLE VI

Section 6.1

Termination.

27

ARTICLE VII

Section 7.1

Protection of Interests in Trust

28

ARTICLE VIII

Section 8.1

Independence of the Administrator

30

Section 8.2

No Joint Venture

30

Section 8.3

Other Activities of Administrator

31

Section 8.4

Powers of Attorney

31

Section 8.5

Amendment

31

Section 8.6

Assignment

32

Section 8.7

Limitations on Rights of Others

32

Section 8.8

Assignment to Indenture Trustee

32

Section 8.9

Nonpetition Covenants

32

Section 8.10

Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

33

Section 8.11

Governing Law

33

Section 8.12

Headings

34

Section 8.13

Counterparts

34

Section 8.14

Severability

34

Section 8.15

Excess Distribution Certificate

34

ARTICLE IX

Section 9.1

Intent of the Parties; Reasonableness

Section 9.2

Reporting Requirements

Section 9.3

Administrator Compliance Statement

Section 9.4

Report on Assessment of Compliance and Attestation

Section 9.5

Use of Subcontractors

ADMINISTRATION AGREEMENT

SLM Student Loan Trust 200__-__ Administration Agreement, dated as of ________,200__ (this "Agreement"), among SLM Funding LLC (the “Depositor”), SLM Student Loan Trust 200__-__ (the “Issuer”), ____________________________, not in its individual capacity but solely in its capacity as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”), ____________________________, not in its individual capacity but solely in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”), Sallie Mae, Inc., not in its individual capacity but solely in its capacity as servicer (in such capacity, the “Servicer”), and Sallie Mae, Inc., not in its individual capacity but solely in its capacity as administrator (in such capacity, the “Administrator”).

RECITALS

WHEREAS, pursuant to an Indenture, dated as of __________, 200__ (the “Indenture”), among the Issuer, the Indenture Trustee and the Eligible Lender Trustee, the Issuer (a) is issuing (i) six classes of its Student Loan-Backed Notes (collectively, the “Notes”) pursuant to the Indenture, and (ii) an Excess Distribution Certificate (the “Excess Distribution Certificate”) pursuant to the Trust Agreement, dated as of __________, 200__ between the Depositor and the Eligible Lender Trustee, pursuant to which the Issuer was established on __________,200__, as amended and restated by the Amended and Restated Trust Agreement, dated as of ________,200__ (the “Trust Agreement”), among the Depositor, the Eligible Lender Trustee and the Indenture Trustee, and (b) will not issue any other classes of certificates (the “Certificates”);

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Excess Distribution Certificate, including, inter alia, the Trust Agreement, the Servicing Agreement, the Sale Agreement and the Indenture;

WHEREAS, pursuant to certain Basic Documents, the Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the Excess Distribution Certificate pursuant to the Trust Agreement;

WHEREAS, the Issuer and the Eligible Lender Trustee desire to have the Administrator and the Servicer perform certain of the duties of the Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the other Basic Documents as the Issuer and the Eligible Lender Trustee may from time to time request; and

WHEREAS, the Administrator and the Servicer have the capacity to provide the services required hereby and are willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, and the Administrator, hereby agree as follows:

ARTICLE I

Section 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Section 2.1

Duties with Respect to the Indenture.  The Administrator agrees to consult with the Eligible Lender Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreement.  The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action is necessary to comply with the Issuer’s duties under the Indenture and the Depository Agreement.  The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement.  In furtherance of the foregoing, the Administrator shall take the actions with respect to the following matters that it is the duty of the Issuer or the Indenture Trustee to take pursuant to the Indenture:

(a)

preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.2 of the Indenture);

(b)

preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9 of the Indenture);

(c)

obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.4 of the Indenture);

(d)

preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.5 of the Indenture);

(e)

delivering the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers’ Certificate of the Issuer and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);

(f)

in the event of a Servicer Default, the taking of all reasonable steps available to enforce the Issuer’s rights under the Basic Documents in respect of such Servicer Default (Section 3.7(d) of the Indenture);

(g)

preparing and obtaining the documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10 of the Indenture);

(h)

monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and preparing an Officers’ Certificate of the Issuer and obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);

(i)

selling of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default resulting in a non-rescindable, non-waivable acceleration of the Notes has occurred and is continuing (Section 5.4 of the Indenture);

(j)

preparing and, after execution by the Issuer, the Administrator or the Servicer as required, filing with the Commission, any applicable State agencies and the Indenture Trustee documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 7.3 of the Indenture);

(k)

opening of one or more accounts in the Issuer’s name, preparing Issuer Orders and Officers’ Certificates of the Issuer, obtaining the Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3 of the Indenture);

(l)

preparing an Issuer Request and Officers’ Certificate of the Issuer and obtaining an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5 of the Indenture);

(m)

preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);

(n)

preparing the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and delivering of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.6 of the Indenture);

(o)

preparing all Officers’ Certificates of the Issuer and obtaining any Independent Certificates and/or Opinions of Counsel with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a) of the Indenture);

(p)

preparing and delivering of Officers’ Certificates of the Issuer and obtaining any Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b) of the Indenture);

(q)

preparing and delivering to Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.6 of the Indenture);

(r)

preparing, executing and delivering on behalf of the Issuer, any additional Bills of Sale (including Bills of Sale required to evidence the transfer of any repurchased Trust Student Loans) and Additional Purchase Agreements required to be delivered under the terms of any Purchase Agreement including during the Supplemental Purchase Period, preparing and delivering, on behalf of the Trust, all required documentation to evidence the purchase by the Trust of any Additional Trust Student Loans;

(s)

recording the Indenture, if applicable (Section 11.15 of the Indenture);

(t)

calculating on each Distribution Date, as applicable, the Principal Distribution Amount and any applicable Specified Reserve Account Balance;

(u)

calculating on or before each Distribution Date, as applicable, any amounts to be deposited in, or withdrawn from, each Trust Account;

(v)

from time to time during the Supplemental Purchase Period, instructing the Indenture Trustee to withdraw funds from the Supplemental Purchase Account to be used for the purchase of the related Additional Trust Student Loans; and

(w)

on the Business Day immediately following the end of the Supplemental Purchase Period, instructing the Indenture Trustee to transfer all sums remaining on deposit in the Supplemental Purchase Account to the Collection Account.

Section 2.2

Duties with Respect to the Issuer.

(a)

In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations, including calculating on each LIBOR Determination Date the applicable rate of interest for the applicable Accrual Period, and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, opinions and notices as it shall be the duty of the Issuer, the Eligible Lender Trustee or the Administrator to prepare, file or deliver pursuant to the Basic Documents including any additional Bills of Sale and Additional Purchase Agreements, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents.  Subject to Section 8.1 below, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

(b)

The Administrator shall be responsible for performance of the duties of the Eligible Lender Trustee set forth in Section 5.4 of the Trust Agreement and the Administrator shall be entitled to hire an Independent accounting firm to perform the duties described therein, the reasonable fees and expenses of which shall be paid by the Depositor or the Excess Distribution Certificateholder, if not then held by the Depositor.

(c)

The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Eligible Lender Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.

(d)

The Administrator shall be responsible for preparing and delivering, on behalf of the Issuer, (i) all notices required by any Clearing Agency or stock exchange upon which the Notes are then listed and (ii) any information required to effectuate the listing of the Notes on a stock exchange of international standing and, if applicable, the transfer of the listing of the Notes to an alternative stock exchange of international standing.

(e)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

Section 2.3

Establishment of Trust Accounts.

(a)

On the Closing Date and at such other times as specified herein, the Administrator shall establish the following Eligible Deposit Accounts as more fully described below:

(i)

a “Collection Account”;

(ii)

a “Reserve Account”;

(iii)

a “Capitalized Interest Account”; and

(iv)

a “Supplemental Purchase Account”.

(b)

Funds on deposit in each account specified in Section 2.3(a) above (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments (including Eligible Investments of the Indenture Trustee) pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments.  All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Distribution Date, all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for such Distribution Date.  Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall only be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Monthly Servicing Payment Date (to the extent necessary to pay the Primary Servicing Fee payable on such date) or the following Distribution Date provided, that funds on deposit in the Supplemental Purchase Account, if invested, shall be invested only in Eligible Investments that are scheduled to mature (or with respect to Eligible Investments under clause (g) of the definition of “Eligible Investments” are expected to mature) on or before the end of the Supplemental Purchase Period.  Funds deposited in a Trust Account on a Business Day which immediately precedes a Monthly Servicing Payment Date or Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

(c)

The Depositor and the Issuer pledged to the Indenture Trustee all of their respective right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate.  Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to Section 2.3(b) above and Section 2.3(e) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer.  If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(d)

With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(i)

any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 2.3(c) and, subject to Section 2.3(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(ii)

any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

(iii)

any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continuous book-entry registration of such Trust Account Property as described in such paragraph; and

(iv)

any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iii) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security.

Notwithstanding anything to the contrary set forth in this Section 2.3(d), the Indenture Trustee shall have no liability or obligation in respect of any failed Delivery, as contemplated herein, other than with respect to a Delivery which fails as a result of any action or inaction on behalf of the Indenture Trustee.

(e)

The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, the Administrator or the Eligible Lender Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(f)

On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas.  On the Closing Date, the Administrator shall cause the Trust to deposit the Collection Account Initial Deposit into the Collection Account.

(g)

On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas.  On the Closing Date, the Administrator shall cause the Trust to deposit the Reserve Account Initial Deposit into the Reserve Account.

(h)

On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Capitalized Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Capitalized Interest Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas.  On the Closing Date, the Administrator shall cause the Trust to deposit the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(i)

On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Supplemental Purchase Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Supplemental Purchase Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas.  On the Closing Date, the Administrator shall cause the Trust to deposit the Supplemental Purchase Account Initial Deposit into the Supplemental Purchase Account.

Section 2.4

Collection Account.  The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Trust Student Loans (other than Purchased Student Loans), and all Liquidation Proceeds, both as collected during the Collection Period, and the Eligible Lender Trustee shall remit within two Business Days of receipt thereof to the Collection Account any Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Trust Student Loans during the Collection Period.  Notwithstanding the foregoing, for so long as no Administrator Default shall have occurred and be continuing, the Servicer and the Eligible Lender Trustee shall remit such collections within two Business Days of receipt thereof to the Administrator, and the Administrator need not deposit such collections into the Collection Account until one Business Day immediately prior to the next following Monthly Servicing Payment Date together with interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the day on which the Administrator remits such amounts to the Collection Account at a rate equal to no less than the Federal Funds Rate less 0.20%.  In the event that the foregoing condition for ceasing daily remittances shall no longer be satisfied, then the Administrator shall deposit all collections held by it into the Collection Account within two Business Days of receipt thereof.

Section 2.5

Application of Collections

(a)

With respect to each Trust Student Loan, all collections (including all Guarantee Payments) with respect thereto for each Collection Period shall be applied to fees, interest and principal on such Trust Student Loan by the Servicer in accordance with its customary practice.

(b)

All Liquidation Proceeds shall be applied to the related Trust Student Loan.

Section 2.6

Additional Deposits

(a)

The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate purchase price with respect to Purchased Student Loans as determined pursuant to Section 3.5 of the Servicing Agreement and all other amounts to be paid by the Servicer under Section 3.5 of the Servicing Agreement on or before the third Business Day before the related Distribution Date, and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Depositor under Section 6 of the Sale Agreement and /or any applicable Additional Sale Agreement when such amounts are due.

(b)

Notwithstanding anything to the contrary set forth in Section 2.6(a) above, if daily deposits to the Collection Account are not required pursuant to Section 2.4 above, the Depositor and the Servicer shall pay the amounts referred to in Section 2.6(a) above that would otherwise be deposited into the Collection Account to the Administrator.  The Administrator shall not be required to deposit such amounts into the Collection Account until the Business Day preceding each Monthly Servicing Payment Date; provided that the Administrator shall also deposit into the Collection Account on such date interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the day on which the Administrator remits such amounts to the Collection Account at a rate equal to no less than the Federal Funds Rate less 0.20%.

(c)

On the Business Day immediately following the end of the Supplemental Purchase Period, the Administrator shall instruct the Indenture Trustee to, and the Indenture Trustee shall, transfer all amounts remaining on deposit in the Supplemental Purchase Account into the Collection Account.

Section 2.7

Distributions.

(a)

On or before the second Business Day immediately preceding each Distribution Date, the Administrator shall calculate all amounts required to be deposited into the Collection Account from the Trust Accounts, as applicable, including the amount of all Investment Earnings to be transferred from the Trust Accounts to the Collection Account, and the amount to be distributed from the Collection Account as Available Funds and pursuant to paragraph (a)(2) of the definition of Available Funds on the related Distribution Date.  On the fifth Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, as applicable, the Administrator shall calculate all amounts required to be deposited into the Collection Account from the Reserve Account and the amounts to be distributed therefrom on the related Monthly Servicing Payment Date.  In addition to and in furtherance of the foregoing, the Administrator shall:

(i)

calculate all amounts required to be deposited into the Collection Account from the Reserve Account and the Capitalized Interest Account on or before the second Business Day immediately preceding each Distribution Date;

(ii)

calculate in each case, if and to the extent applicable, the Class A Noteholders’ Distribution Amount, the Class B Noteholders’ Distribution Amount and the Specified Reserve Account Balance on or before the second Business Day immediately preceding such Distribution Date; and

(iii)

calculate the amount, if any, required to be transferred into the Collection Account from the Supplemental Purchase Account on or before the Business Day immediately following the end of the Supplemental Purchase Period.

(b)

The Administrator shall instruct the Indenture Trustee in writing no later than the second Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date (based on the information contained in the Administrator’s Officers’ Certificate and the related Servicer’s Report delivered pursuant to Section 3.1(a) and (b) below) to distribute to the Servicer, by 1:00 p.m. (New York time) on such Monthly Servicing Payment Date, from and to the extent of the Available Funds on deposit in the Collection Account the Primary Servicing Fee due with respect to the preceding calendar month, and the Indenture Trustee shall comply with such instructions.

(c)

The Administrator shall instruct the Indenture Trustee in writing no later than one (1) Business Day preceding each Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Sections 3.1(a) and 3.1(c) below) to make the deposits and distributions set forth in Section 2.8 to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date (provided that funds are not required to be distributed pursuant to Section 5.4(b) of the Indenture).  These deposits and distributions will be made to the extent of the amount of Available Funds for that Distribution Date in the Collection Account including amounts transferred from the Reserve Account pursuant to Section 2.9, and through the Distribution Date in ______, 200__, amounts transferred from the Capitalized Interest Account pursuant to section 2.10(a) with respect to clauses 2.8(c) and (d) below. The amount of Available Funds in the Collection Account for each Distribution Date will be distributed or allocated pursuant to the priority of distributions set forth under Section. 2.8 below.  The Indenture Trustee shall comply with such instructions received by the Administrator.

The Administrator shall instruct the Indenture Trustee in writing no later than one Business Day preceding each Distribution Date to make the payments pursuant to paragraph (a)(2) of the definition of Available Funds.

Section 2.8

Priority of Distributions.  On each Distribution Date, the Indenture Trustee shall first reimburse itself for all amounts due under Section 6.7 of the Indenture and then shall make the following deposits and distributions in the amounts and in the order of priority set forth below:

(a)

to the Servicer, the Primary Servicing Fee due on that Distribution Date;

(b)

to the Administrator, the Administration Fee due on that Distribution Date and all prior unpaid Administration Fees;

(c)

to the Class A Noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d)

to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders’ Interest Distribution Amount;

(e)

to Class A-1 Noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f)

to Class A-2 Noteholders, until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(g)

to Class A-3 Noteholders, until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(h)

to Class A-4 Noteholders, until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(i)

to Class A-5 Noteholders, until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(j)

to Class B Noteholders, until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(k)

to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

(l)

to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any; and

(m)

to the Excess Distribution Certificateholder, any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing:

(x)

If (i) on any Distribution Date following distributions under clauses 2.8(a) through (i) above to be made on such Distribution Date, the Outstanding Amount of the Class A Notes would be in excess of (A) the sum of (1) the outstanding principal balance of the Trust Student Loans, (2) any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period, (3) the balance of the Capitalized Interest Account on the Distribution Date following those distributions required to be made under clauses 2.8(c) and (d) above, and (4) the balance of the Reserve Account on such Distribution Date following those distributions required to be made under clauses 2.8(a) through (i) above, minus (B) the Specified Reserve Account Balance for that Distribution Date, or (ii) an Event of Default affecting the Class A Notes has occurred and is continuing, then, until the conditions described in (i) or (ii) no longer exist, amounts on deposit in the Collection Account and the Reserve Account shall be applied on such Distribution Date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount; and

(y)

In the event the Trust Student Loans are not sold pursuant to Section 6.1(A) or Section 4.4 of the Indenture, the amount that would otherwise be paid to the Excess Distribution Certificateholder shall be applied on such Distribution Date to pay as an accelerated payment of principal on the Notes, first to the Class A Noteholders in the same order and priority as is set forth in clauses 2.8(e) through (i) until the Outstanding Amount of the Class A Notes is paid in full and reduced to zero, and then to the Class B Noteholders as set forth in clause 2.8(j) above; provided that the amount of such distribution shall not exceed the Outstanding Amount of the Class A Notes or the Class B Notes, as applicable, after giving effect to all other payments in respect of principal of Class A Notes and Class B Notes to be made on such Distribution Date.

Section 2.9

Reserve Account.  On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account.

(a)

In the event that the Primary Servicing Fee for any Monthly Servicing Payment Date or Distribution Date exceeds the amount distributed to the Servicer pursuant to Section 2.7(b) above and Section 2.8(a) above on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute such amount to the Servicer; provided, however, that, except as provided in Section 2.9(f) below, amounts on deposit in the Reserve Account will not be available to cover any unpaid Carryover Servicing Fees to the Servicer.

(b)

In the event that the Available Funds are insufficient to make the payments described under Sections 2.8(a) through 2.8(d) above on any Distribution Date (after giving effect to required distributions and/or allocations from the Capitalized Interest Account), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on each Distribution Date an amount equal to such deficiency, to the extent of funds available therein after giving effect to clause (a) above, and to distribute and/or allocate such amounts in the same order and priority as is set forth in Sections 2.8(a) through 2.8(d) above.

(c)

In the event that the Class A Noteholders’ Principal Distribution Amount on the Note Final Maturity Date with respect to any Class of Class A Notes exceeds the amount distributed to such Class A Noteholders pursuant to Sections 2.8(e), 2.8(f), 2.8(g), 2.8(h) or 2.8(i) above on such date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Note Final Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses (a) and (b) above, and to distribute such amount to the Class A Noteholders entitled thereto, in the same order and priority as is set forth in Sections 2.8(e) through 2.8(i) above.

(d)

In the event that the Class B Noteholders’ Principal Distribution Amount on the Class B Maturity Date exceeds the amount distributed to the Class B Noteholders pursuant to Section 2.8(j) on such date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on the Class B Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses (a) through (c) above, and to distribute such amount to the Class B Noteholders entitled thereto.

(e)

After giving effect to clauses (a) through (d) above, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date other than pursuant to this clause is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw the amount on deposit in excess of the Specified Reserve Account Balance and deposit such amount into the Collection Account.

(f)

On the final Distribution Date upon termination of the Trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than Carryover Servicing Fees) owing or to be distributed hereunder or under the Indenture to Noteholders, the Servicer or the Administrator, as applicable, to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Account shall be used to pay any Carryover Servicing Fees.  Any amount remaining on deposit in the Reserve Account after such payments have been made shall be distributed to the Excess Distribution Certificateholder.  The Excess Distribution Certificateholder shall in no event be required to refund any amounts properly distributed pursuant to this clause.

Anything in this Section 2.9 to the contrary notwithstanding, if the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Carryover Servicing Fee, such amount will be so applied on such Distribution Date and the Administrator shall instruct the Eligible Lender Trustee and the Indenture Trustee to make such payments.

Section 2.10

Investment Earnings; Other Trust Accounts.  The Administrator will instruct the Indenture Trustee to (1) withdraw all Investment Earnings, if any, on deposit in each existing Trust Account on each Distribution Date; (2) deposit such amounts into the Collection Account and (3) include such amounts as Available Funds for that Distribution Date.

(a)

Capitalized Interest Account.  On the Closing Date, the Issuer shall deposit the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(i)

In the event that the Available Funds, less the Principal Distribution Amounts, are insufficient to make the payments described under Sections 2.8(c) and 2.8(d) on a Distribution Date (prior to any distributions and/or allocations from amounts on deposit in the Reserve Account), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Capitalized Interest Account an amount equal to such deficiencies, to the extent of funds available therein, and to distribute and/or allocate such amount, first, pro rata based on the amounts of such shortfalls, to the Class A Noteholders until they have received the Class A Noteholders’ Interest Distribution Amount for that Distribution Date and, second, so long as the events described in clauses (i) and (ii) of paragraph (x) of Section 2.8 have not occurred, to the Class B Noteholders until they have received the Class B Noteholders’ Interest Distribution Amount for that Distribution Date.

(ii)

After giving effect to Section 2.10(a)(i) above, on the Distribution Date in January 200__, the Administrator shall instruct the Indenture Trustee in writing to withdraw all amounts remaining from the Capitalized Interest Account and include such funds with other Available Funds on that Distribution Date.

(b)

Collection Account.  On the Closing Date, the Issuer shall deposit the Collection Account Initial Deposit into the Collection Account.  This amount will be included with other Available Funds on the first Distribution Date.

(c)

Supplemental Purchase Account.

(i)

On the Closing Date, the Issuer shall deposit the Supplemental Purchase Account Initial Deposit into the Supplemental Purchase Account.

(ii)

From time to time during the Supplemental Purchase Period, the Administrator will instruct the Indenture Trustee to withdraw funds from the Supplemental Purchase Account to purchase Additional Trust Student Loans that are Eligible Loans pursuant to Additional Sale Agreements.

(iii)

The Administrator shall instruct the Indenture Trustee to transfer into the Collection Account any amounts remaining in the Supplemental Purchase Account on the Business Day immediately following the end of the Supplemental Purchase Period to be included as Available Funds for any Distribution Date.

Section 2.11

Statements to Excess Distribution Certificateholder and Noteholders.  On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee and the Eligible Lender Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each Noteholder of record and for the Eligible Lender Trustee to forward on such succeeding Distribution Date to the Excess Distribution Certificateholder of record a statement, setting forth at least the following information as to the Notes and the Excess Distribution Certificate to the extent applicable:

(a)

the amount of such distribution allocable to principal of each class of the Notes;

(b)

the amount of the distribution allocable to interest on each class of the Notes;

(c)

the amount of the distribution allocable to the Excess Distribution Certificate, if any;

(d)

[Reserved];

(e)

the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(f)

the aggregate outstanding principal balance of the Notes and the Note Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clauses (a) and (c) above;

(g)

the Note Rate for the next period for each class of Notes;

(h)

the amount of the Servicing Fee and any Carryover Servicing Fee paid to the Servicer on such Distribution Date and on the two preceding Monthly Servicing Payment Dates, and the amount, if any, of the Carryover Servicing Fee remaining unpaid after giving effect to any such payments;

(i)

the amount of the Administration Fee paid to the Administrator on such Distribution Date;

(j)

[Reserved];

(k)

the amount of the aggregate Realized Losses, if any, for the related Collection Period and the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(l)

the amount of any Note Interest Shortfall, if any, in each case as applicable to each class of Notes, and the change in such amounts from the preceding statement;

(m)

the aggregate Purchase Amounts for Trust Student Loans, if any, that were repurchased by the Depositor or purchased by the Servicer, SLM ECFC or VG Funding from the Issuer during such Collection Period;

(n)

the respective balances of the Reserve Account and the Capitalized Interest Account, if any, on such Distribution Date, after giving effect to changes therein on such Distribution Date;

(o)

the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of that Collection Period; and

(p)

with respect to the initial Distribution Date, the aggregate initial principal balance of Additional Trust Student Loans, plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates, purchased during the Supplemental Purchase Period, and any remaining amounts transferred from the Supplemental Purchase Account to the Collection Account.

Each amount set forth pursuant to clauses (a), (b), (c), (f), (h), (i) and (l) above shall be expressed as a dollar amount per $1,000 of original principal balance of the applicable Note.  A copy of the statements referred to above may be obtained by the Excess Distribution Certificateholder or any Note Owner by a written request to the Eligible Lender Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

Section 2.12

Non-Ministerial Matters.  With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee of the proposed action and the Eligible Lender Trustee shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(a)

the amendment of or any supplement to the Indenture;

(b)

the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Student Loans);

(c)

the amendment, change or modification of the Basic Documents;

(d)

the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(e)

the removal of the Indenture Trustee.

Section 2.13

Exceptions.  Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (a) make any payments to the Noteholders under the Basic Documents, (b) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (c) take any other action that the Issuer directs the Administrator not to take on its behalf, (d) in connection with its duties hereunder assume any indemnification obligation of any other Person or (e) service the Trust Student Loans.

Section 2.14

Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $20,000 for each Collection Period payable on the related Distribution Date (the “Administration Fees”) payable in arrears which shall be solely an obligation of the Issuer.

Section 2.15

Servicer and Administrator Expenses.  Each of the Servicer and the Administrator shall be severally required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the Excess Distribution Certificateholder and the Noteholders, as the case may be.

ARTICLE III

Section 3.1

Administrator’s Certificate; Servicer’s Report.

(a)

On or before the tenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding month containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator’s Officers’ Certificate covering such calendar month referred to in Section 3.1(b) below.  On or before the tenth day (or, if any such day is not a Business Day, on the next succeeding Business Day), preceding each Distribution Date the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding Collection Period containing all information necessary for the Administrator to receive in connection with the preparation of the  Administrator’s Certificate covering such Collection Period referred to in Section 3.1(c) below.

(b)

On the second Business Day prior to each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee, an Administrator’s Officers’ Certificate containing all information necessary to pay the Servicer the Primary Servicing Fee due on such Monthly Servicing Payment Date pursuant to Section 2.7(b) above.

(c)

On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Rating Agencies, an Administrator’s Certificate containing all information necessary to make the distributions pursuant to Sections 2.7 and 2.8 above, if applicable, for the Collection Period preceding the date of such Administrator’s Certificate.

(d)

Prior to each Determination Date, the Administrator shall determine the Note Rates that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator’s Certificate on such Determination Date pursuant to this Section 3.1.  In connection therewith, the Administrator shall calculate on each LIBOR Determination Date during such Accrual Period, Three-Month LIBOR.

(e)

The Administrator shall furnish to the Issuer from time to time such information regarding the Collateral as the Issuer shall reasonably request.

Section 3.2

Annual Statement as to Compliance; Notice of Default; Financial Statements.

(a)

With respect to each calendar year for which the Issuer is not required under the Exchange Act to file a report on Form 10-K, each of the Servicer and the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee on or before 90 days after the end of the fiscal year of the Servicer and the Administrator, an Officer’s Certificate of the Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to _______, 200__) and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer or the Administrator, as the case may be, has fulfilled its obligations in all material respects under this Agreement and, with respect to the Servicer, the Servicing Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof.  The Indenture Trustee shall send a copy of each such Officers’ Certificate and each report referred to in Section 3.1 to the Rating Agencies.  A copy of each such Officers’ Certificate and each report referred to in Section 3.1 may be obtained by the Excess Distribution Certificateholder, any Noteholder or any Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties.  Upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

(b)

The Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 5.1 of the Servicing Agreement.

(c)

The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Sections 5.1(a) or (b) below or would cause the Administrator to fail to meet the requirement of clause (a) of Section 2.4 above.

(d)

At any time that the Administrator is not an Affiliate of the Depositor, the Administrator shall provide to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies (i) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Administrator, audited financials as at the end of and for such year and (ii) as soon as possible and in no event more than 30 days after the end of each quarterly accounting period of the Administrator unaudited financials as at the end of and for such period.

Section 3.3

Annual Independent Certified Public Accountants’ Report.  With respect to each calendar year for which the Issuer is not required under the Exchange Act to file a report on Form 10-K, each of the Servicer and the Administrator shall cause a registered public accounting firm (as the term is used in Section 1122 of Regulation AB) , which may also render other services to the Servicer or the Administrator, as the case may be, to deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies on or before March 31 of each year, a report addressed to the Servicer or the Administrator, as the case may be, the Eligible Lender Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Trust Student Loans, or the administration of the Trust Student Loans and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to ________, 200__) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration, respectively, was conducted, in all material respects, in compliance with those terms of this Agreement and in the case of the Servicer, the Servicing Agreement, including any applicable statutory provisions incorporated therein and such additional terms and statutes as may be specified from time to time by the Administrator, except for such exceptions as shall be set forth in such report.  Such report will also indicate that the firm is independent of the Servicer or the Administrator, as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE IV

Section 4.1

Representations of Administrator.  Sallie Mae, Inc., as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Student Loans.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  The Administrator is duly organized and validly existing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)

Power and Authority.  The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

(c)

Binding Obligation.  This Agreement has been duly authorized, executed and delivered by the Administrator and, assuming that it is duly executed and delivered by parties hereto, constitutes a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms; except that the enforceability hereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) with respect to rights to indemnity hereunder, limitations of public policy under applicable securities laws.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

(e)

No Proceedings.  There are no legal or governmental proceedings or investigations pending against the Administrator or, to its best knowledge, threatened or contemplated against the Administrator or to which the Administrator or any of its subsidiaries is a party or of which any property of the Administrator or any of its subsidiaries is the subject, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties or by any other party:  (i) asserting the invalidity of this Agreement or any of the other Basic Documents, the Notes or the Excess Distribution Certificate, (ii) seeking to prevent the issuance of the Notes or the Excess Distribution Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Trust, the Notes or the Excess Distribution Certificate or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or the Excess Distribution Certificate.

(f)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

Section 4.2

Liability of Administrator; Indemnities.

(a)

The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

(b)

The Administrator shall indemnify, defend and hold harmless the Issuer, the Excess Distribution Certificateholder and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, actions, suits, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

(c)

The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all losses, claims, actions, suits, damages, liabilities, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as Indenture Trustee) or expense (including attorneys’ fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents.  The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents.  The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(d)

The Administrator shall indemnify the Eligible Lender Trustee (including in its capacity as Interim Eligible Lender Trustee) in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liabilities, actions, suits, claims, damages, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as trustee) or expense (including attorneys’ fees) incurred by it in connection with the performance of its duties under the Interim Trust Agreement, the Trust Agreement and the other Basic Documents.

(e)

Without limiting the generality of the foregoing, the Administrator shall indemnify the Eligible Lender Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all liability relating to or resulting from any of the following:

(i)

any claim that the Trust Student Loans (or any guarantee with respect thereto) are delinquent, uncollectable, uninsured, illegal, invalid or unenforceable;

(ii)

any claim that the Trust Student Loans have not been made, administered, serviced or collected in accordance with applicable federal and state laws or the requirements of any Guarantor;

(iii)

any claim that any original note or other document evidencing or relating to the Trust Student Loans has been lost, misplaced or destroyed; and

(iv)

any claim for failure to comply with the provisions of 34 CFR Sec. 682.203(b) (other than for the Eligible Lender Trustee’s failure to qualify as an eligible lender under the Act).

(f)

The Eligible Lender Trustee shall notify the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Eligible Lender Trustee to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents.  The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Eligible Lender Trustee after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Eligible Lender Trustee and the Administrator in conducting the defense of such claim, the Eligible Lender Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Eligible Lender Trustee through the Eligible Lender Trustee’s own willful misconduct, negligence or bad faith.

(g)

The Depositor shall pay reasonable compensation to the Indenture Trustee and the Eligible Lender Trustee and shall reimburse the Indenture Trustee and the Eligible Lender Trustee for all reasonable expenses, disbursements and advances.

(h)

For purposes of this Section 4.2, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.3 below) as Administrator pursuant to Section 5.1 below, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.2 below.

(i)

Indemnification under this Section 4.2 shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of, Administrator.  Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following:  (i) the surviving Administrator, if other than Sallie Mae, Inc., executes an agreement that states expressly that such Person assumes to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator, if other than Sallie Mae, Inc., shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 4.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) unless Sallie Mae, Inc. is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Excess Distribution Certificateholder and (v) unless Sallie Mae, Inc. is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Trust Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.  Anything in this Section 4.3 to the contrary notwithstanding, the Administrator may at any time assign its rights, obligations and duties under this Agreement to an Affiliate provided that the Rating Agencies confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes.

Section 4.4

Limitation on Liability of Administrator and Others.

(a)

Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Excess Distribution Certificateholder, or to the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(b)

Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Trust Student Loans and the Trust in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Excess Distribution Certificateholder under this Agreement and the Noteholders under the Indenture and under this Agreement.

Section 4.5

Administrator May Own Certificates or Notes.  The Administrator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Excess Distribution Certificate or Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein in any other Basic Document.

Section 4.6

Sallie Mae, Inc. Not to Resign as Administrator   Subject to the provisions of Section 4.3 above, Sallie Mae, Inc. shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Sallie Mae, Inc. or its properties.  Notice of any such determination permitting or requiring the resignation of Sallie Mae, Inc. shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Sallie Mae, Inc. in accordance with Section 5.2 below.  Anything in this Section 4.6 to the contrary notwithstanding, the Administrator may resign at any time subsequent to the assignment of its rights, duties and obligations hereunder pursuant to Section 4.3 above.

Section 4.7

Privacy and Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Administrator in connection with this Agreement, the Administrator agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Administrator shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Administrator agrees that:

(a)

the Administrator is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Administrator, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(b)

the Administrator has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

ARTICLE V

Section 5.1

Administrator Default. If any one of the following events (an “Administrator Default”) shall occur and be continuing:

(a)

(i) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in the Trust Accounts any Available Funds required to be paid on or before the Business Day immediately preceding any Monthly Servicing Payment Date, or

(ii)

any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or Distribution Date, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

(b)

any failure by the Administrator duly to observe or to perform in any material respect any other term, covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or the Excess Distribution Certificateholder and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator, the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Excess Distribution Certificateholder, as applicable, representing not less than 50% of the Outstanding Amount of the Notes or representing the whole of the outstanding Excess Distribution Certificate (including such Excess Distribution Certificate if owned by the Depositor);

(c)

an Insolvency Event occurs with respect to the Administrator; or

(d)

any failure by the Administrator to deliver any information, report, certification or accountants’ letter when and as required under Article IX which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Noteholders evidencing not less than 50% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.2 above) of the Administrator under this Agreement.  On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Excess Distribution Certificate, the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 5.2 below; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator (other than the Indenture Trustee acting as the Administrator under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

Section 5.2

Appointment of Successor.

(a)

Upon receipt by the Administrator of notice of termination pursuant to Section 5.1 above, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel (the “Transfer Date”).  In the event of the termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.

(b)

Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Excess Distribution Certificate by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

(c)

Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3

Notification to Noteholders and Certificateholder.  Upon any termination of, or appointment of a successor to, the Administrator pursuant to this Article V, the Eligible Lender Trustee shall give prompt written notice thereof to the Excess Distribution Certificateholder and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 5.4

Waiver of Past Defaults.  The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the Excess Distribution Certificateholder, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and the Excess Distribution Certificateholder, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VI

Section 6.1

Termination.

(a)

Optional Purchase of All Trust Student Loans.  The Administrator shall notify the Servicer, the Depositor, the Issuer and the Indenture Trustee in writing, within 15 days after the last day of any Collection Period as of which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance.  As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Eligible Lender Trustee on behalf and at the direction of the Servicer, or any other “eligible lender” (within the meaning of the Higher Education Act) designated by the Servicer in writing to the Eligible Lender Trustee and the Indenture Trustee, shall have the option to purchase the Trust Estate, other than the Trust Accounts.  To exercise such option, the Servicer shall deposit, pursuant to Section 2.6 above, in the Collection Account an amount equal to the aggregate Purchase Amount for the Trust Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Eligible Lender Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Servicer may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount plus any Carryover Servicing Fees.  In the event the Servicer fails to notify the Eligible Lender Trustee and the Indenture Trustee in writing prior to the acceptance by the Indenture Trustee of a bid to purchase the Trust Estate pursuant to Section 4.4 of the Indenture that the Servicer intends to exercise its option to purchase the Trust Estate, the Servicer shall be deemed to have waived its option to purchase the Trust Estate as long as the Servicer has received 5 business days’ notice from the Indenture Trustee as provided in Section 4.4 of the Indenture.

(b)

Notice.  Notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

(c)

Succession.  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Excess Distribution Certificateholder shall succeed to the rights of the Noteholders hereunder and the Eligible Lender Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

ARTICLE VII

Section 7.1

Protection of Interests in Trust.

(a)

The Administrator, on behalf of the Depositor, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans and in the proceeds thereof.  The Administrator shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)

Each of the Depositor and the Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.  The Servicer shall at all times maintain each office from which it shall service Trust Student Loans, and its principal executive office, within the United States of America.

(d)

The Servicer shall maintain accounts and records as to each Trust Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Trust Student Loan and the amounts from time to time deposited by the Servicer in the Collection Account in respect of such Trust Student Loan.

(e)

The Servicer shall maintain its computer systems so that, from and after the time of sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Trust Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Trust Student Loan and that such Trust Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.  Indication of the Issuer’s, the Eligible Lender Trustee’s and the Indenture Trustee’s interest in a Trust Student Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Trust Student Loan shall have been paid in full or repurchased.

(f)

If at any time the Depositor or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Trust Student Loan, indicate clearly that such Trust Student Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

(g)

Upon reasonable notice, the Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Trust Student Loan.

(h)

Upon request, at any time the Eligible Lender Trustee or the Indenture Trustee have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Trust Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Eligible Lender Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Trust Student Loans set forth in Schedule A to the Indenture as of the Closing Date and a list of all Additional Trust Student Loans as of the end of the Supplemental Purchase Period, and, for each Trust Student Loan that has been removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Trust Student Loan was so removed.

(i)

The Depositor shall deliver to the Eligible Lender Trustee and the Indenture Trustee:

(i)

promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(ii)

within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6(b) of the Indenture.

(j)

Each Opinion of Counsel referred to in subclause (i) or (ii) of clause (i) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

(k)

The Depositor shall, to the extent required by applicable law, cause the Excess Distribution Certificate and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

ARTICLE VIII

Section 8.1

Independence of the Administrator .  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

Section 8.2

No Joint Venture.  Nothing contained in this Agreement (a) shall constitute the Administrator and either of the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 8.3

Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

Section 8.4

Powers of Attorney.  The Eligible Lender Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.

Section 8.5

Amendment.

(a)

This Agreement (other than Sections 2.1 and 2.2 above) may be amended by the Issuer, the Excess Distribution Certificateholder, the Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or of the Excess Distribution Certificateholder.

(b)

Sections 2.1 and 2.2 may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Excess Distribution Certificateholder, the Eligible Lender Trustee, the Indenture Trustee and the Administrator, without the consent of the Noteholders, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of such Article; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder.

(c )

This Agreement (other than Sections 2.1 and 2.2 above) may also be amended from time to time by the Issuer, the Excess Distribution Certificateholder, the Servicer, the Administrator, the Indenture Trustee and the Eligible Lender Trustee, and Sections 2.1 and 2.2 above may also be amended by the Eligible Lender Trustee, the Administrator and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

(d)

Promptly after the execution of any such amendment (or, in the case of the Rating Agencies, fifteen days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment to the Excess Distribution Certificateholder, the Indenture Trustee and each of the Rating Agencies.

(e)

It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(f)

Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.1(i) above.  The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Section 8.6

Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 4.3 of the Servicing Agreement and Section 4.3 of this Agreement, this Agreement may not be assigned by the Depositor, the Administrator or the Servicer.  This Agreement may be assigned by the Eligible Lender Trustee only to its permitted successor pursuant to the Trust Agreement.

Section 8.7

Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Indenture Trustee and the Eligible Lender Trustee and for the benefit of the Excess Distribution Certificateholder and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.8

Assignment to Indenture Trustee.  The Depositor hereby acknowledges and consents to any Grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Trust Student Loans and the assignment of any or all of the Issuer’s rights and obligations under this Agreement, the Sale Agreement and any Additional Sale Agreement and the Depositor’s rights under the Purchase Agreements and any Additional Purchase Agreements to the Indenture Trustee.  The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of any and all of the Issuer’s rights and obligations under this Agreement and under the Servicing Agreement.

Section 8.9

Nonpetition Covenants.

(a)

Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Depositor shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.  The foregoing shall not limit the rights of the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Depositor to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Eligible Lender Trustee or the Depositor.

(b)

Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Issuer and the Eligible Lender Trustee shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.  The foregoing shall not limit the rights of the Servicer, the Administrator, the Issuer and the Eligible Lender Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Issuer or the Eligible Lender Trustee.

Section 8.10

Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

(a)

Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Chase Bank USA, National Association, not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer, and in no event shall Chase Bank USA, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

(b)

Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)

The rights of and protections of the Indenture Trustee under the Indenture shall be incorporated as though explicitly set forth herein.

Section 8.11

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.12

Headings.  The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 8.13

Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 8.14

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Each of the parties named on the signature pages to this Agreement by execution of this Agreement agrees, for the benefit of the Administrator and the other signatories hereto, to be bound by the terms of this Agreement and the other Basic Documents to the extent reference is made in such document to such party.

Section 8.15

Excess Distribution Certificate.  The Excess Distribution Certificateholder, as evidenced by its agreement to accept the rights conferred under the Excess Distribution Certificate, is hereby deemed to accept all obligations of the Depositor under this Agreement.

ARTICLE IX

Section 9.1

Intent of the Parties; Reasonableness.  The Issuer and the Administrator  acknowledge and agree that the purpose of Article IX of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Eligible Lender Trustee, the Indenture Trustee, the Servicer, or any other party to the Transaction Documents in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Issuer shall cooperate fully with the Administrator (including any of its assignees or designees) in the preparation of, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB.

Section 9.2

Reporting Requirements.

(a)  If so requested by the Administrator, on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrator  shall  (i) notify the Issuer, in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer, a description of such proceedings, affiliations or relationships.

(b) As a condition to the succession as Administrator by any Person as permitted by Section 4.3 hereof the successor administrator shall provide to the Administrator, on behalf of the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Administrator, on behalf of the Issuer, of such succession or appointment and (y) in writing all information in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

(c) In addition to such information as the Administrator, is obligated to provide pursuant to other provisions of this Agreement, the Administrator shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Administrator under this Agreement, commencing with the first such report due hereunder.

Section 9.3

Administrator Compliance Statement.  On or before  _______ of each calendar year, commencing in 200__ and with respect to any calendar year when the Issuer is required under the Exchange Act to file an annual report on Form 10-K for such calendar year, the Administrator shall deliver to the Issuer a statement of compliance addressed to the Issuer and signed by an authorized officer of the Administrator, to the effect that (i) a review of the Administrator’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 9.4

Report on Assessment of Compliance and Attestation

(a) On or before _________ of each calendar year, commencing in 200__, the Administrator shall:

(i)

deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Administrator, and shall address each of the Servicing Criteria specified on the  certification substantially in the form of Attachment B attached to this Agreement;

(ii)

deliver to the Issuer a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph, which attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)

if requested by the Administrator, on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Issuer and any other Person that will be responsible for signing a Sarbanes Certification on behalf of the Issuer with respect to this securitization transaction the Annual Certification in the form attached hereto as Attachment A.

The Administrator acknowledges that the parties identified in clause (a)(iii) above may rely on the certification provided by the Administrator pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

The Issuer will not request delivery of the reports, attestations or certifications, as applicable, under clause (a) above with respect to any calendar year unless the Issuer is required under the Exchange Act to file an annual report on Form 10-K for such calendar year.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SLM FUNDING LLC

By: _______________________________

     Name:

     Title:

SALLIE MAE, INC.

By:  _______________________________

     Name:

     Title:

SLM STUDENT LOAN TRUST 200__-__

By: ____________________________, not in its individual capacity but solely as Eligible Lender Trustee

By:  _______________________________

Name:

Title:

____________________________,
not in its individual capacity but solely as Eligible Lender Trustee

By: _______________________________

Name:

Title:

____________________________,
not in its individual capacity but solely as Indenture Trustee

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

ATTACHMENT A

FORM OF ANNUAL CERTIFICATION

Re:

The Administration Agreement dated as of ________,200__ (the “Agreement”), among SLM Funding LLC, as Depositor, SLM Student Loan Trust 200__-__, as Issuer, Sallie Mae, Inc., as Servicer, Sallie Mae, Inc., as Administrator, ____________________________, as Eligible Lender Trustee, and ____________________________, as Indenture Trustee

I, ________________________________, the _______________________ of Sallie Mae, Inc. (the “Administrator”), certify to the Issuer, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Administrator provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Administrator’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Administrator during 200[ ] that were delivered by the Administrator to the Issuer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Administrator under the Agreement has been provided to the Issuer;

(4)

I am responsible for reviewing the activities performed by the Administrator as administrator under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Administrator has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Administrator  pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Administrator and/or any Subcontractor pursuant to the Agreement, have been provided to the Issuer.  Any material instances of noncompliance described in such reports have been disclosed to the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:

Name:
Title:

ATTACHMENT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Sallie Mae, Inc., as the Administrator, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Transaction Documents.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.

SALLIE MAE, Inc., as Administrator

Date:

_________________________

By:  ________________________________
Name:
Title:

DEFINITIONS AND USAGE

 SLM Student Loan Trust 200__-__

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this “Appendix”):

(a)

All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)

As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)

The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)

Any agreement, instrument or statute defined or referred to below or any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(f)

All dollar amounts calculated hereunder shall be rounded to the nearest penny with one half of one cent being rounded up to the next penny.

Definitions

“Accrual Period” means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date to, but excluding, the then-current Distribution Date, or in the case of the initial such period, the period from and including the Closing Date to, and including, ________, 200__.

“Act” means the Securities Act of 1933, as amended.

“Actual/360” means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

“Additional Bill of Sale” has the meaning specified in each of the Purchase Agreements or the Sale Agreement, as applicable.

“Additional Purchase Agreement” has the meaning specified in each of the Purchase Agreements, as applicable.

“Additional Sale Agreement” has the meaning specified in the Sale Agreement.

“Additional Trust Student Loan” means each Eligible Loan purchased by the Trust during the Supplemental Purchase Period from the Depositor pursuant to Section 3.2 of the Sale Agreement and each related Additional Sale Agreement.

“Adjusted Pool Balance” means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than __% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to __% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.

 “Administration Agreement” means the Administration Agreement dated as of ________, 200__, among the Administrator, the Servicer, the Depositor, the Trust and the Eligible Lender Trustee.

“Administration Fees” has the meaning specified in Section 2.14 of the Administration Agreement.

“Administrator” means Sallie Mae, Inc., in its capacity as administrator of the Trust in accordance with the Administration Agreement.

“Administrator Default” has the meaning specified in Section 5.1 of the Administration Agreement.

“Administrator’s Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

“Administrator’s Officers’ Certificate” means any Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means __________________, in respect of the Excess Distribution Certificate.

“Authorized Officer” means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, as to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period or, in the case of a Monthly Servicing Payment Date, the applicable portion of these amounts:

(a)

all collections received by the Servicer on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans, but net of:

(1)

any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, and

(2)

amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period, if any;

(b)

any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans during that Collection Period;

(c)

all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during that Collection Period in accordance with the Servicer’s customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans, and all Recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

(d)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Depositor or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement;

(e)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by either of SLM ECFC or VG Funding;

(f)

the aggregate amounts, if any, received from any of SLM ECFC, VG Funding, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively;

(g)

amounts received by the Trust pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during that Collection Period as to yield or principal adjustments;

(h)

any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date;

(i)

Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account;

(j)

amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance for that Distribution Date;

(k)

on the initial Distribution Date, the Collection Account Initial Deposit and any amounts transferred into the Collection Account from the Supplemental Purchase Account following the end of the Supplemental Purchase Period; and

(l)

on the ___________ Distribution Date, all funds then remaining on deposit in the Capitalized Interest Account that are transferred into the Collection Account on that Distribution Date.

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account and the Reserve Account to pay any of the items specified in clauses (a) through (d) of Section 2.8 of the Administration Agreement (but excluding clause (d), and including clauses (e) through (i) thereof, in the event that a condition exists as described in either clause (i) or (ii) of paragraph (x) of Section 2.8 of the Administration Agreement), as set forth in Section 2.9 of the Administration Agreement, relating to such distributions, then Available Funds for that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

“Basic Documents” means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Guarantee Agreements, the Note Depository Agreement and other documents and certificates delivered in connection with any such documents.

“Benefit Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

“Bill of Sale” has the meaning specified in each of the Purchase Agreements or the Sale Agreement, as applicable.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means (i) with respect to calculating LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Capitalized Interest” means for any Distribution Date through and including the __________ 200__ Distribution Date:

(i)

if neither of the conditions set forth in Section 2.10(a) of the Administration Agreement are in effect, the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clauses (c) and (d) of Section 2.8 of the Administration Agreement, or

(ii)

if either of the conditions set forth in Section 2.10(a) of the Administration Agreement is in effect, the excess, if any, of (x) the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clause (c) of Section 2.8 of the Administration Agreement over (y) the Class B Noteholders’ Interest Distribution Amount.

“Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 2.3(h) of the Administration Agreement.

“Capitalized Interest Account Balance” means as of any date of determination, the amount on deposit in the Capitalized Interest Account (exclusive of Investment Earnings).

“Capitalized Interest Account Initial Deposit” means $________________.

“Carryover Servicing Fee” has the meaning specified in Attachment A to the Servicing Agreement.

“Class A Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note or a Class A-5 Note.

“Class A Note Interest Shortfall” means, for any Distribution Date, the excess of (x) the Class A Noteholders’ Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the Class A Noteholders on the preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of Notes from the preceding Distribution Date to the current Distribution Date.

“Class A Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of (i) the Class A Noteholders’ Principal Distribution Amount on that Distribution Date, over (ii) the amount of principal actually distributed to the Class A Noteholders on such Distribution Date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Noteholders’ Distribution Amount” means, for any Distribution Date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that Distribution Date.

“Class A Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of: (1) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate or the Class A-5 Rate, as applicable, for the related Accrual Period on the Outstanding Amount of all classes of Class A Notes on the immediately preceding Distribution Date(s) after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date or, in the case of the first Distribution Date, on the Closing Date, and (2) the Class A Note Interest Shortfall for that Distribution Date.

“Class A Noteholders’ Principal Distribution Amount” means, for any Distribution Date, the Principal Distribution Amount for that Distribution Date, plus any Class A Note Principal Shortfall as of the close of business on the preceding Distribution Date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class A Notes.  In addition, on the Maturity Date for any of the Class A Notes, the principal required to be distributed to the related Class A Noteholders will include the amount required to reduce the Outstanding Amount of that class to zero.

 “Class A-1 Maturity Date” means the ________, 200__ Distribution Date.

“Class A-2 Maturity Date” means the ________, 200__ Distribution Date.

“Class A-3 Maturity Date” means the ________, 200__ Distribution Date.

“Class A-4 Maturity Date” means the ________, 200__ Distribution Date.

“Class A-5 Maturity Date” means the ________, 200__ Distribution Date.

 “Class A-1 Noteholder” means a Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-2 Noteholder” means a Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-3 Noteholder” means a Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-4 Noteholder” means a Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-5 Noteholder” means a Person in whose name a Class A-5 Note is registered in the Note Register.

 “Class A-1 Notes” means the $________________ Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-2 Notes” means the $_____________ Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-3 Notes” means the $________________ Floating Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

“Class A-4 Notes” means the $_______________ Floating Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-5 Notes” means the $_________________ Floating Rate Class A-5 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

“Class A-1 Rate” means, for any Accrual Period after the initial Accrual Period, __________________.

“Class A-2 Rate” means, for any Accrual Period after the initial Accrual Period, _________________.

“Class A-3 Rate” means, for any Accrual Period after the initial Accrual Period, ____________________.

“Class A-4 Rate” means, for any Accrual Period after the initial Accrual Period,______________________.

“Class A-5 Rate” means, for any Accrual Period after the initial Accrual Period, ___________________.

“Class B Maturity Date” means the ________, 200__ Distribution Date.

“Class B Note Interest Shortfall” means, with respect to any Distribution Date, (1) the excess of (i) the Class B Noteholders’ Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on such preceding Distribution Date, plus (2) interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

“Class B Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of (i) the Class B Noteholders’ Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class B Noteholders on such Distribution Date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Noteholders’ Distribution Amount” means, for any Distribution Date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that Distribution Date.

“Class B Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date, and (ii) the Class B Note Interest Shortfall for that Distribution Date.

“Class B Noteholders’ Principal Distribution Amount” means, for any Distribution Date, the excess of (1) the sum of (a) the Principal Distribution Amount for that Distribution Date plus (b) the Class A Note Principal Shortfall as of the close of the preceding Distribution Date plus (c) Class B Note Principal Shortfall as of the close of business on the preceding Distribution Date over (2) the Class A Noteholders’ Principal Distribution Amount for that Distribution Date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class B Notes.  In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

 “Class B Notes” means the $________________ Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

 “Class B Rate” means, for any Accrual Period after the initial Accrual Period, ___________________.

“Clearing Agency” means DTC, Euroclear or Clearstream, as applicable, or another organization registered as a “clearing agency” pursuant to applicable law.  The initial Clearing Agency shall be DTC and the nominee for such Clearing Agency shall be Cede & Co.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

 “Closing Date” means ________, 200__.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 2.3(f) of the Administration Agreement.

“Collection Account Initial Deposit” means $________________ plus the excess, if any, of the Pool Balance as of the Statistical Cutoff Date over the Pool Balance as of the Closing Date, to the extent such excess amount is not deposited into the Supplemental Purchase Account.

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the Closing Date and ending on ________, 200__, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Commission” means the Securities and Exchange Commission.

“Consolidation Loans” means Student Loans made in accordance with the Section 428C of the Higher Education Act.

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 60 Wall Street, 26th Floor, Mailstop NYC60-2606, New York, New York 10005, Attention: Trust & Securities Services/Structured Finance Services, telephone: (212) 250-8454, facsimile: (212) 797-8606 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention:  Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

 “Cutoff Date” means (a) the Initial Cutoff Date with respect to the Initial Trust Student Loans and (b) the applicable Subsequent Cutoff Date with respect to the related Additional Trust Student Loan or Substituted Trust Student Loan.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12, Part V of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts.”

“Delivery” when used with respect to Trust Account Property means:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities  intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, “Physical Property”); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)

with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

(c)

with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

“Department” means the United States Department of Education, an agency of the Federal government.

“Depositor” means SLM Funding LLC, a Delaware limited liability company, and its successors and assigns, including, for such purpose, a permitted transferee of all of SLM Funding LLC’s right, title and interest in the Excess Distribution Certificate.

“Depository Agreement” means the Note Depository Agreement.

“Determination Date” means, with respect to the Collection Period preceding any Distribution Date, the first Business Day preceding such Distribution Date.

“Distribution Date” means, for any class of Notes, the 25th day of each of January, April, July and October, or, if such day is not a Business Day, the immediately following Business Day, commencing ________, 200__.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody’s, S&P, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of “AAA” or a short-term senior unsecured debt or certificate of deposit rating of “A-1+” or better by S&P and (B)(1) a long-term senior unsecured debt rating of “A1” or better and (2) a short-term senior unsecured debt rating of “P-1” or better by Moody’s, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of “AA” or a short-term senior unsecured debt rating of “F-1+,” or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC.  If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

(b)  demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)  commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

(d)  investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

(e)  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(g) asset-backed securities, including asset-backed securities issued by Affiliates, or entities formed by Affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating in the highest investment category granted by each of the Rating Agencies, but not at a purchase price in excess of par;

(h) Eligible Repurchase Obligations; and

(i) any other investment which would not result in the downgrading or withdrawal of any rating of the Notes by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of “Eligible Investments” the phrase “highest investment category” means (i) in the case of Fitch, “AAA” for long-term investments (or the equivalent) and “F-1+” for short-term investments (or the equivalent), (ii) in the case of Moody’s, “Aaa” for long-term investments (or the equivalent) and “P-1” for short-term investments (or the equivalent), and (iii) in the case of S&P, “AAA” for long-term investments (or the equivalent) and “A-1+” for short-term investments (or the equivalent).  A proposed investment not rated by Fitch but rated in the highest investment category by Moody’s and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

“Eligible Lender Trustee” means ____________________________, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.  “Eligible Lender Trustee” shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

“Eligible Loans” has the meaning specified in any of the Purchase Agreements or the Sale Agreement, as applicable.

“Eligible Repo Counterparty” means an institution that is an eligible lender (under the Federal Family Education Loan Program) or that holds Student Loans through an eligible lender trustee and whose short-term debt ratings are not less than “P-1” by Moody’s, “A-1” by S&P and “F1” by Fitch, if rated by Fitch.

“Eligible Repurchase Obligations” means repurchase obligations with respect to Student Loans serviced by the Servicer or an Affiliate thereof, entered into with an Eligible Repo Counterparty, provided that the applicable repurchase date shall occur no later than the Business Day prior to the next Distribution Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.1 of the Indenture.

“Excess Distribution Certificate” means the certificate, substantially in the form of Exhibit A to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8(m) and 2.9(f) of the Administration Agreement.

“Excess Distribution Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.3(g) of the Trust Agreement, which paying agent shall initially be the Indenture Trustee.

“Excess Distribution Certificate Register” and “Excess Distribution Certificate Registrar” mean the register mentioned and the registrar appointed pursuant to Section 3.3(c) of the Trust Agreement.

“Excess Distribution Certificateholder” means the person in whose name an Excess Distribution Certificate is registered in the Excess Distribution Certificate Register.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means the rate set forth for such day opposite the caption “Federal Funds (effective)” in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.  If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

“Fitch” means Fitch, Inc., also known as Fitch Ratings or any successor Rating Agency.

 “Funding Interim Trust Agreement” means the Interim Trust Agreement, dated as of _______, 200__, between the Depositor and the Interim Eligible Lender Trustee.

“GLB Regulations” means the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee Agreement” means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

“Guarantor” means any entity listed on Attachment B (as amended from time to time) to the Sale Agreement, the Purchase Agreements, any Additional Purchase Agreement or any Additional Sale Agreement, as applicable.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

“H.15 Daily Update” means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture dated as of __________, 200__, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all Collateral Granted to the Indenture Trustee), including all proceeds thereof.

“Indenture Trustee” means ____________________________, not in its individual capacity but solely as trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” means, with respect to any Accrual Period, a period of time equal to three, four or five months, as applicable, commencing on the first day of that Accrual Period.

 “Initial Cutoff Date” means ________, 200__.

“Initial Cutoff Date Pool Balance” means, as of the Initial Cutoff Date and with respect to the Initial Trust Student Loans, $ _____________________.

“Initial Pool Balance” means the sum of:  (x) the Initial Cutoff Date Pool Balance, and (y) the Supplemental Purchase Account Initial Deposit.

 “Initial Trust Student Loans” means the Trust Student Loans purchased by the Trust on the Closing Date pursuant to the Sale Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Interim Eligible Lender Trustee” means ____________________________, not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement.  “Interim Eligible Lender Trustee” shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

“Interim Trust Agreement” means the Funding Interim Trust Agreement and the VG Funding Interim Trust Agreement.

“Interim Trust Loans” has the meaning set forth in the Interim Trust Agreement.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

“Issuer” means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“LIBOR” means Three-Month LIBOR.

“LIBOR Determination Date” means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

“Liquidation Proceeds” means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer’s customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

“Loan” has the meaning set forth in Section 2 of each of the Purchase Agreements,  as applicable, and each Additional Purchase Agreement

“Luxembourg Listing Agent” means, initially, Deutsche Bank Luxembourg SA.

“Luxembourg Paying Agent” means, initially, Deutsche Bank Luxembourg SA.

“Minimum Purchase Amount” means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero and (ii) pay to the respective Noteholders the Class A Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Interest Distribution Amount payable on such Distribution Date.

“Monthly Servicing Payment Date” means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing in___________________.

“Moody’s” means Moody’s Investors Service, Inc. or any successor Rating Agency.

“Note Depository Agreement” means the Letter of Representations, dated ________, 200__ among the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of DTC.

“Note Final Maturity Date” for a class of Notes means the Class A-1 Maturity Date, the  Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class B Maturity Date, as applicable.

“Note Interest Shortfall” means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes.  The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

“Note Rates” means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate and the Class B Rate for such Accrual Period, collectively.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 of the Indenture.

“Noteholder” means either a Class A Noteholder or a Class B Noteholder, as the context requires.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes, collectively.

“Obligor” on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Servicer, as applicable.

“Opinion of Counsel” means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

“Origination Fee” means any origination fee payable to the Department by the lender with respect to any Trust Student Loan.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)  Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof, for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination.

“Paying Agent” means, with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such terms in the definition of “Delivery” above.

“Pool Balance” for any date means the aggregate principal balance of the Trust Student Loans on that date (including accrued interest that is expected to be capitalized) as such balance has been reduced through such date by:

(a)

all payments received by the Trust through that date from borrowers, the Guarantors and the Department;

(b)

all amounts received by the Trust through that date from repurchases of the Trust Student Loans by SLM ECFC, VG Funding or the Depositor, as applicable, or purchases by the Servicer;

(c)

all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

(d)

the amount of any adjustments to the outstanding principal balances of the Trust Student Loans that the Servicer makes under the Servicing Agreement through that date; and

(e)

the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Primary Servicing Fee” for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

“Principal Distribution Amount” means (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance for that Distribution Date, and (ii) with respect to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for that Distribution Date.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means either the SLM ECFC Purchase Agreement or the VG Funding Purchase Agreement, each dated as of ________, 200__.

“Purchase Amount” with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued and unpaid interest thereon.

“Purchased Student Loan” means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Depositor pursuant to Section 6 of the Sale Agreement, repurchased by SLM ECFC pursuant to Section 6 of the SLM ECFC Purchase Agreement, repurchased by VG Funding pursuant to Section 6 of the VG Funding Purchase Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Servicing Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Act.

 “Rating Agency” means Moody’s, S&P and Fitch.  If any such organization or successor thereto is no longer in existence, “Rating Agency” with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given 10 days’ prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then current rating of any class of Notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for that Liquidated Student Loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Record Date” means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

“Recoveries” means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

“Redemption Date” means in the case of a payment to Noteholders pursuant to Section 10.1 of the Indenture, the Distribution Date specified pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

“Reference Banks” means four major banks in the London interbank market, as selected by the Administrator.

“Registrar” means the Excess Distribution Certificate Registrar and/or the Note Registrar, as applicable.

 “Regulation AB” means  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Reserve Account Initial Deposit” means $______________.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor Rating Agency.

“Sale Agreement” means the Sale Agreement Master Securitization Terms Number 1000, dated as of ________, 200__, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Depositor, and the sale agreement or agreements entered into thereunder.

“Sarbanes Certification” means the certification required by Rules 13a-14(d) and 15(d)-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002).

“Schedule of Trust Student Loans” means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

“Serial Loan” means an additional student loan other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

“Servicer” means Sallie Mae, Inc., in its capacity as servicer of the Trust Student Loans.

“Servicer Default” means an event specified in Section 5.1 of the Servicing Agreement.

“Servicer Distribution Date” has the meaning specified in the Servicing Agreement.

“Servicer’s Report” means any report of the Servicer delivered pursuant to Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

“Servicing Agreement” means the Servicing Agreement dated as of ________, 200__, among the Trust, the Eligible Lender Trustee, the Servicer, the Administrator and the Indenture Trustee.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” has the meaning specified in Attachment A to the Servicing Agreement.

“SLM ECFC” means SLM Education Credit Finance Corporation.

“SLM ECFC Purchase Agreement” means the Purchase Agreement Master Securitization Terms Number 1000, dated as of ________, 200__, among SLM ECFC, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

“SLS Loan” means a Trust Student Loan designated as such that is made under the Supplemental Loans for Students Program in accordance with the Higher Education Act.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Specified Reserve Account Balance” means, for any Distribution Date, the greater of:

(a)

_____% of the Pool Balance as of the close of business on the last day of the related Collection Period; and

(b)

$_______________;

provided that in no event will that balance exceed the Outstanding Amount of the Notes.

“Stafford Loan” means a Trust Student Loan designated as such that is made under the Stafford Loan Program in accordance with the Higher Education Act.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Statistical Cutoff Date” means ________, 200__.

“Student Loans” means education loans to students and parents of students under the Federal Family Education Loan Program.

“Subcontractor”  means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the student loan-backed securities market) of Trust Student Loans but performs one or more of the discrete functions identified in Item 1122(d) of Regulation AB with respect to the Trust Student Loans under the direction or authority of the Administrator, Servicer or Indenture Trustee (as applicable).

“Subsequent Cutoff Date” with respect to each Additional Trust Student Loan or Substituted Trust Student Loan has the meaning set forth in the related Additional Purchase Agreement and Additional Sale Agreement.

“Subservicer” shall mean any Person that services the Trust Student Loans on behalf of the Administrator, Servicer or Indenture Trustee (as applicable) and is responsible for the performance (whether directly or through other Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Administrator, Servicer or Indenture Trustee (as applicable) that are identified in Item 1122(d) of Regulation AB.

“Substituted Trust Student Loan” means each Eligible Loan substituted by the Depositor pursuant to Section 6(B) of the Sale Agreement and each related Additional Sale Agreement.

“Successor Administrator” has the meaning specified in Section 3.7(e) of the Indenture.

“Successor Servicer” has the meaning specified in Section 3.7(e) of the Indenture.

“Supplemental Purchase Account” means any account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Supplemental Purchase Account Initial Deposit” means $______________ which is equal to the excess, if any, of (x) the Pool Balance as of the Statistical Cutoff Date over (y) the Initial Cutoff Date Pool Balance; provided that such amount is not in excess of __% of the Pool Balance as of the Statistical Cutoff Date.

“Supplemental Purchase Period” means the period beginning on the Closing Date and ending on ________, 200__.

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Three-Month LIBOR”means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Accrual Period will be LIBOR in effect for the previous Accrual Period.

“Transfer” means an offer, sale, pledge, transfer or other disposition of a Note or any interest therein.

“Transfer Date” has the meaning specified in Section 5.2(a) of the Administration Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means SLM Student Loan Trust 200__-__, a Delaware statutory trust established on _________, 200__ pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Supplemental Purchase Account Initial Deposit, the Collection Account Initial Deposit and all earnings on and proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 2.3(b) of the Administration Agreement.

“Trust Agreement” means the short-form trust agreement, dated as of ________, 200__, between the Depositor and the Eligible Lender Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of ________, 200__ among the Depositor, the Eligible Lender Trustee and the Indenture Trustee.

“Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Trust Estate” means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement and any Additional Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement, the Servicing Agreement and any Eligible Repurchase Obligations.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Student Loan” means any student loan that is listed on the Schedule of Initial Trust Student Loans on the Closing Date, plus any Additional Trust Student Loan, plus any student loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Section 6 of the Sale Agreement or pursuant to Section 6 of an Additional Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

“Trust Student Loan Files” means the documents specified in Section 2.1 of the Servicing Agreement.

 “UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriter” means each of ___________________.

“VG Funding” means VG Funding, LLC.

“VG Funding Eligible Lender Trustee” means ____________________________, not in its individual capacity but solely as interim eligible lender trustee for the benefit of VG Funding under the VG Funding Interim Trust Agreement.

“VG Funding Interim Trust Agreement” means the Interim Trust Agreement dated as of ________, 200__, between VG Funding and the VG Funding Eligible Lender Trustee.

“VG Funding Purchase Agreement” means the Purchase Agreement Master Securitization Terms Number 1000, dated as of ________, 200__, among VG Funding, the VG Funding Interim Eligible Lender Trustee, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.